Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of ZEVEX International, Inc. of our report dated March 10, 1998, included in the 1997 Annual Report to Stockholders of ZEVEX International, Inc.


                                        /s/ Ernst & Young LLP

Salt Lake City, Utah
March 27, 1998